EXHIBIT 99.1

Writers’ Group Film Corp. Secures Equity Line Facility of US$10 Million

Press Release Source: Writers’ Group Film Corp. on September  16, 2013, 06:00 am EDT

LOS ANGELES — Writers' Group Film Corp. (OTCQB: WRIT) is pleased to announce that the Company has signed an investment agreement with Dutchess Opportunity Fund II for the purchase of up to US$10,000,000 of common stock. The equity line financing, which will be available to Writers’ Group upon the effectiveness of a S1 registration statement, allows but does not require Writers’ Group to sell up to US$10,000,000 of common stock to Dutchess at a 5% discount to market price during the 36 month term.

Writers’ Group Film Corp. will use funds from this investment agreement to fund the production and marketing of its Front Row Networks’ and Amiga Games’ projects.

"We are thrilled with this financing arrangement," said Eric Mitchell, CEO of Writers’ Group. "This financing will allow us to access the necessary funds that will allow us to jump into full-scale production of our products so that we can achieve our gaming and music project launch date goals. The equity line provides a low discount to market that will minimize dilution and allow us to maximize value for shareholders."

Douglas Leighton, founder and managing director of Dutchess, stated, "We are happy to be working with Writers’ Group Film Corp. and are excited to implement the ELF for the company. We feel the structure allows the company the flexibility to draw funds as management dictates."

For more information please see the 8K filed with the Securities and Exchange Commission on September 13, 2013.

About Dutchess Capital

Dutchess Capital is an investment manager which provides creative financing for promising, growth-stage companies. Founded in 2000, funds managed by Dutchess have made over $200 million in direct investments in companies throughout North America, Europe and Asia. For almost a decade, Dutchess has been a global leader in Equity Line Facilities ("ELF") and has transacted in excess of $1.8 billion in such financings. The ELF is a flexible financing structure by which publicly traded companies can raise capital quickly and more efficiently than most traditional offerings.

About Writers’ Group Film Corp.

Writers’ Group Film Corp is a Delaware corporation incorporated on March 9, 2007 which operates two wholly-owned subsidiaries, Front Row Networks and Amiga Games.

Front Row Networks Inc. has developed an innovative, low-risk business model that focuses on providing best-in-class production, distribution and marketing capabilities to create new 3D live event theatrical motion pictures. Front Row Networks operates as a full service production and distribution partner to rights owners, enabling the turnkey development, production and distribution of alternative theatrical content including music concerts, sporting events, stage shows and other event programming.

Amiga Games Inc. licenses classic pre-Windows computer game libraries and republishes the most popular titles for smartphones, modern game consoles, PCs, and tablets. The Company builds on the "Amiga" and other “MS-DOS” brands and technologies to create new revenue from publisher's dormant game libraries.

Cautionary Note Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including, but not limited to, those discussed in Writers’ Group Film Corp.’s latest 10-Q filed August 16, 2013. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Companies: WRITERS' GROUP FILM CORP. (OTCBQ:WRIT) , AMIGA GAMES INC. , FRONT ROW NETWORKS INC. , DUTCHESS CAPITAL

Writers’ Group Film Corp. and Front Row Networks, Inc.:
Rebecca Bieker
Phone: 310.461.3737
Amiga Games Inc.:
Phone: 425.310.2146
info@frnetworks.com
info@amigagamesinc.com
Website:   www.FRNetworks.com
                   www.AmigaGamesInc.com

Dutchess Capital:
cquin@dutchesscapital.com
Phone: 617.301.4709